EXHIBIT 99.1

ISTA Pharmaceuticals Announces Preliminary 2011 Revenue Results; Provides 2012 Financial Guidance

and Updates Key Pipeline Milestones

•	Expects Profitability in 2011 for the Second Consecutive Year on an Adjusted Cash Net Income Basis

•	Unaudited 2011 Net Revenues Expected to be Greater than $160 Million

•	2012 Net Revenues Expected to Grow to between $180 Million and $195 Million

IRVINE, CA — (Marketwire – January 4, 2012) — ISTA Pharmaceuticals, Inc. (NASDAQ: ISTA) today announced during its 2012 Guidance and Pipeline Update webcast/conference call that it expects to achieve 2011 net revenues above $160 million and expects to be profitable in 2011 for the second consecutive year on an adjusted cash net income basis, according to preliminary unaudited estimates.

President and Chief Executive Officer Vicente Anido, Jr., Ph.D., said, “ISTA is a unique and profitable specialty pharmaceutical firm with a thriving core prescription eye business and an emerging prescription allergy franchise. We are now ranked among the top three branded prescription eye care companies in the U.S. Over the course of 2011, we implemented a successful switch from XIBROM™ to BROMDAY™, achieved significant revenue growth compared to 2010 with our allergic conjunctivitis product, BEPREVE®, and made excellent pipeline progress, which has led to a significant de-risking of our clinical programs. As a result, our four market-leading products, proven commercial infrastructure and robust, late-stage product pipeline have established ISTA as a highly valuable healthcare organization with strong proprietary franchises. Our five-year annual compounded revenue growth rate (2006 – 2011) is expected to be more than 35%, and we expect to match that in the next five years with growth in our current products driven by market share gains and launches of new therapies.”

2012 Financial Outlook in Detail

On today’s 2012 Guidance and Pipeline Update webcast/conference call, Lauren Silvernail, ISTA’s Chief Financial Officer and Vice President of Corporate Development, provided the company’s 2012 revenue guidance and gave additional detail on income and cash. ISTA expects:

•	2012 net revenues will be approximately $180 million to $195 million.

•

2012 adjusted cash net income will be $15 million to $19 million, or fully diluted earnings per share of $0.28 to $0.36, assuming 53 million fully diluted shares. The company defines “adjusted cash net income” as the company’s net income adjusted for the non-cash mark-to-market adjustments relating to warrants, plus non-cash interest expense and non-cash stock-based compensation.

•	2012 adjusted EBITDA (or adjusted cash net earnings (or income) before interest, taxes, depreciation and amortization) will be $25 million to $29 million.

•

Year-end 2012 cash balance will be at least $100 million. This amount is after any scheduled debt repayments and includes amounts drawn on ISTA’s bank line plus reserves for XIBROM™/BROMDAY™ royalties.

Ms. Silvernail said the company expects 2012 to be ISTA’s third consecutive year of profitability on an adjusted cash net income basis. She noted that the second of three scheduled principal repayments on the company’s original $65 million debt facility comes due in September of 2012. The company anticipates making the $21.5 million repayment out of cash on hand, which was in excess of $70 million at the end of 2011.

Commercial Update and Milestones for 2012

During the commercial update, Dr. Anido said, “In spite of a generic twice-daily product approved in May of last year, ISTA’s once-daily BROMDAY gained exceptional market acceptance, adding about a percent of prescription market share a month. By the end of November 2011, we had approximately 33% of the prescription dollar market share. Even before the launch of the Twin Pack late last year, BROMDAY had become the market share leader in terms of dollars in the NSAID market and, with recent managed care contract wins, BROMDAY is on track to become number one in prescriptions in 2012. Similarly, BEPREVE, our prescription eye drop for treatment of itching associated with allergic conjunctivitis, has been added to several managed care contracts, which should allow us to once again achieve significant revenue growth in 2012.”

During the webcast, Dr. Anido outlined key pipeline milestones for 2012, including:

•

Filing of a New Drug Application (NDA) with the U.S. FDA for PROLENSA, a new, lower-concentration formulation of once-daily BROMDAY for the treatment of postoperative inflammation and reduction of ocular pain post-cataract extraction – First Half of 2012;

•	Issuance of U.S. patent for PROLENSA with an anticipated expiration date of 2024 – First Half;

•

Announcing preliminary Phase 2 Mountain Cedar Pollen study results for BEPOSONE™, a bepotastine/steroid combination nasal spray to treat symptoms associated with seasonal allergic rhinitis - First Half;

•	Launching over-the-counter (OTC) tear products for dry eye - Second Half; and

•	Initiating a Phase 3 clinical study for T-PRED®, a fixed combination anti-infective/ steroid for treatment of uveitis and allergic conjunctivitis - Second Half.

Long-Range Strategic Vision

Dr. Anido continued, “Looking ahead, we plan to leverage and expand upon our exciting bromfenac and bepotastine franchises. We believe our currently marketed products, BROMDAY, BEPREVE, ISTALOL and VITRASE, will continue to grow, approaching $300 million in revenues and delivering adjusted cash net income per share of $1.00 in 2013. Pending the successful development and launch of five new products in the next five years, including PROLENSA, BEPOSONE, BEPOMAX and T-PRED, we are maintaining our target of $500 million in revenues by 2015, which includes income from partnering BEPOMAX and BEPOSONE nasal spray products outside of the specialist markets.

“On the business development side, we continue to actively pursue acquisition candidates in the eye, allergy and respiratory segments, with a particular interest in established OTC businesses, and we are screening potential primary care commercial partnerships for BEPOSONE and BEPOMAX. If we are successful with our business development efforts, we believe we will build ISTA into a $1 billion specialty pharmaceutical company.”

ISTA Exploring Strategic Options

On the webcast/conference call, ISTA said that it continues its review of all strategic options in the context of its fiduciary responsibilities and the company’s strategic plans. ISTA reiterated its December 16, 2011 rejection of the unsolicited, non-binding proposal from Valeant Pharmaceuticals International, Inc. to acquire all of the outstanding shares of ISTA for $6.50 per share in cash. The company outlined its rationale for its decision, which included a determination that Valeant’s unsolicited proposal dramatically undervalues ISTA’s business and pipeline, is out of line with comparable industry transactions, attempts to take advantage of challenging market conditions and ignores the significant long-term value available to shareholders under ISTA’s strategic plan.

Dr. Anido said, “Valeant’s non-binding, unsolicited proposal is not in the best interests of our shareholders and would deprive them of their rightful share of the company’s long-term value.”

A replay of today’s webcast and the accompanying slide presentation is available on ISTA’s website at http://www.istavision.com/investors.html. The company will issue full financial results for 2011 after market close on February 23, 2012. In conjunction, ISTA will host a conference call to discuss the 2011 results. Information for the call and webcast will be available at http://www.istavision.com and distributed via press release by February 10, 2012.

ABOUT ISTA PHARMACEUTICALS

ISTA Pharmaceuticals, Inc. is a fast growing and the third largest branded prescription eye care business in the United States with an expanding focus on allergy therapeutics. ISTA currently markets four products, including treatments for ocular inflammation and pain post-cataract surgery, glaucoma and ocular itching associated with allergic conjunctivitis. The company’s development pipeline contains additional candidates in various stages of development to treat dry eye, ocular inflammation and pain, and nasal allergies. Headquartered in Irvine, California, ISTA generated revenues of $156.5 million in 2010. For additional information about ISTA, please visit the corporate website at www.istavision.com.

BROMDAY™ (bromfenac ophthalmic solution) 0.09%, XIBROM (bromfenac ophthalmic solution)® 0.09%, ISTALOL® (timolol maleate ophthalmic solution) 0.5%, VITRASE® (hyaluronidase injection) Ovine, 200 USP Units/mL, BEPREVE® (bepotastine besilate ophthalmic solution) 1.5%, PROLENSA™ (bromfenac ophthalmic solution), BEPOMAX™ (bepostastine besilate nasal spray) and BEPOSONE™ (bepotastine besilate/steroid combination nasal spray) are trademarks of ISTA Pharmaceuticals, Inc.

Full prescribing information for BROMDAY is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/BROMDAYPI101008.pdf

Full prescribing information for ISTALOL is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/Istalol_Full_PI-ISL274.pdf

Full prescribing information for VITRASE is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/vitrase200_package_insert.pdf

Full prescribing information for BEPREVE is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/Bepreve_insert.pdf

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Without limiting the foregoing, but by way of example, statements contained in this press release related to review of strategic options, financial guidance, milestones for 2012 and subsequent years, future debt repayment, product development activities, long-range corporate strategy and financial targets for 2013, 2015 and beyond, partnerships and acquisitions are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others, delays and uncertainties related to the conduct and success of clinical trials, the FDA or other regulatory agency approval or actions, ISTA’s ability to find and successfully integrate acquisition candidates, ISTA’s ability to find and utilize corporate partners and such other risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2011.

NON-GAAP FINANCIAL MEASURES

ISTA believes the metric “adjusted cash net income (loss) and adjusted cash EPS excluding non-cash interest expense, stock option expense and non-cash warrant valuation adjustments,” are useful financial measures for investors in evaluating the Company’s performance for the periods presented. ISTA’s management believes the presentation of these non-GAAP financial measures provides useful information to the Company and to investors regarding ISTA’s results of operations as these non-GAAP financial measures allow better evaluation of ongoing business performance. These metrics, however, are not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income (loss) or EPS in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. The company historically has included a full reconciliation of net income (loss) to adjusted cash net income (loss) in its press releases reporting quarterly financial results, and intends to include such reconciliation for the current period in its press release reporting the full financial results for 2011 after market close on February 23, 2012.

CONTACTS

Investor Relations:

Lauren Silvernail

949-788-5302

lsilvernail@istavision.com

Jeanie Herbert

949-789-3159

jherbert@istavision.com

Kathy Galante

Burns McClellan

212-213-0006

kgalante@burnsmc.com

General Media:

Justin Jackson

Burns McClellan

212-213-0006

jjackson@burnsmc.com

Trade Media:

Tad Heitmann

BioComm Network

714-273-2937

theitmann@BioCommNetwork.com

Web Site: http://www.istavision.com